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                                                                   EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULES

Olympus Communications, L.P.:

  We consent to the use in this Amendment No. 1 to Registration Statement No. 333-19327 of Olympus Communications, L.P. and Olympus Capital Corporation on Form S-4 of our report dated March 26, 1997 on our audits of the financial statements of Olympus Communications, L.P. and subsidiaries, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

  Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedules of Olympus Communications, L.P., listed in Item 21(b). These financial statement schedules are the responsibility of the Partnership's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

DELOITTE & TOUCHE LLP

Pittsburgh, Pennsylvania

April 1, 1997